UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2019

INNOCAP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153035	01–0721929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

112 N. Walnut Street PO Box 489 Jefferson, TX 75657-0489
(Address of principal executive offices) (zip code)

770-378-4180
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   OTHER EVENTS.

Salvage Project

In November 2017, Innocap entered into an agreement with Solar Resources Inc. (“Solar”), a company in Singapore, to assist Solar to recover shipments of tin from sunken ships that are believed to be in the waters between Singapore, the Philippines, Indonesia and Malaysia.

The salvage ship was in the waters near the Philippines searching the area where one of the sunken ships is believed to be when its Dynamic Positioning (DP) system, a computer-controlled system that automatically maintains a vessel's position and heading, began to malfunction. The vessel returned to harbor in Singapore for repairs. After a period of time, Solar was able to obtain use of a different ship which was equipped and left the harbor in Singapore in February 2019 to continue the search and salvage efforts.

No assurances can be given that the sunken ship will be found or that its contents will be consistent with reports describing such contents.

Paul Tidwell

Paul Tidwell, Innocap’s Chief Executive Officer, has agreed to serve on the Board of Trustees of the EAST WEST MUSEUM, INC., a newly-formed museum located in New Jersey. He is also a Vice President who overlooks maritime projects and exhibits. This new position will not limit the amount of time that Mr. Tidwell will devote to Innocap.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Innocap, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2019

/s/ Paul Tidwell

Paul Tidwell

Chief Executive Officer